Exhibit 10.3

FORM OF STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”), dated as of as of this [        ] day of [                    ], by and between Cancer Genetics, Inc., a Delaware corporation (the “Company”), and [                    ] (the “Optionee”). The Company and the Optionee are sometimes referred to herein individually, as a “Party” and collectively, as the “Parties.”

1. Grant of Option. The Company hereby grants an option (the “Option”) to purchase the total number of shares of common stock of the Company (the “Shares”) set forth in the notice of stock option grant (the “Notice”), at the exercise price per share set forth in the Notice (the “Exercise Price”) subject to the terms and conditions of the Cancer Genetics, Inc. 2008 Stock Option Plan (the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference. Capitalized terms not defined herein shall have the meaning assigned to them in the Plan.

2. Designation of Option. This Option is intended to be an Incentive Stock Option only to the extent so designated in the Notice, and to the extent it is not so designated or to the extent the Option does not qualify as an Incentive Stock Option, it is intended to be a Nonstatutory Stock Option.

Notwithstanding the above, if designated as an Incentive Stock Option, in the event that the Shares subject to this Option (and all other Incentive Stock Options granted to the Optionee by the Company or any Parent or Subsidiary, including under other plans of the Company) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Share as of the date of grant of the option covering such Share) in excess of $100,000, the Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option, in accordance with Section 5(c) of the Plan.

3. Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting/Exercise Schedule set out in the Notice and with the provisions of Section 10 of the Plan as follows:

(a) Right to Exercise.

(i) This Option may not be exercised for a fraction of a share.

(ii) In the event of the Optionee’s death, disability or other termination of employment, the exercisability of the Option is governed by Section 5 below, subject to the limitations contained in this Section 3.

(iii) In no event may this Option be exercised after the Expiration Date of the Option as set forth in the Notice.

(b) Method of Exercise.

(i) This Option shall be exercisable by execution and delivery of the exercise notice and restricted stock purchase agreement attached hereto as Exhibit A (the “Exercise Agreement”) or of any other form of written notice approved for such purpose by the Company which shall state the Optionee’s election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered to the Company by such means as are determined by the Plan Administrator in its discretion to constitute adequate delivery. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

(ii) As a condition to the exercise of this Option and as further set forth in Section 11 of the Plan, the Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the vesting or exercise of the Option, or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.

(iii) The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of the Option unless such issuance or delivery would comply with Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. This Option may not be exercised (a) until such time as the Plan has been approved by the stockholders of the Company, or (b) if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of the Optionee:

(a) cash or check or cancellation of indebtedness of the Company to the Optionee; or

(b) by surrender of other shares of Common Stock of the Company that have an aggregate Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised. In the case of shares acquired directly or indirectly from the Company, such shares must have been owned by the Optionee for more than six (6) months on the date of surrender (or such other period of time as is necessary to avoid the Company’s incurring adverse accounting charges).

5. Termination of Relationship. Following the date of termination of the Optionee’s Continuous Service Status for any reason (the “Termination Date”), the Optionee may exercise the Option only as set forth in the Notice and this Section 5. To the extent that the Optionee is not entitled to exercise this Option as of the Termination Date, or if the Optionee does not exercise this

Option within the Termination Period set forth in the Notice or the termination periods set forth below, the Option shall terminate in its entirety. In no event, may any Option be exercised after the Expiration Date of the Option as set forth in the Notice.

(a) Termination. In the event of termination of the Optionee’s Continuous Service Status other than as a result of the Optionee’s disability or death, the Optionee may, to the extent otherwise so entitled at the date of such termination, exercise this Option during the Termination Period set forth in the Notice.

(b) Other Terminations. In connection with any termination other than a termination covered by Section 5(a), the Optionee may exercise the Option only as described below:

(i) Termination upon Disability of Optionee. In the event of termination of the Optionee’s Continuous Service Status as a result of the Optionee’s disability (within the meaning of Section 22(e)(3) of the Code), the Optionee may, but only within one (1) year from the Termination Date, exercise this Option to the extent the Optionee was entitled to exercise it as of such Termination Date.

(ii) Death of Optionee. In the event of the death of the Optionee (a) during the term of this Option and while an Employee or Consultant of the Company and having been in Continuous Service Status since the date of grant of the Option, or (b) within thirty (30) days after the Optionee’s Termination Date, the Option may be exercised at any time within six months following the date of death by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option as of the Termination Date.

6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by him or her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

7. Tax Consequences. Below is a brief summary as of the date the Plan was adopted of certain of the federal tax consequences of exercise of this Option and disposition of the Shares under the laws in effect as of the Date of Grant. THIS SUMMARY IS INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a) Incentive Stock Option.

(i) Tax Treatment upon Exercise and Sale of Shares. If this Option qualifies as an Incentive Stock Option, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise. If Shares issued upon exercise of an Incentive Stock Option are held for at least one year after exercise and are disposed of no sooner than two years after the Option grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If Shares issued upon exercise of an Incentive Stock Option are disposed of within such one-year period or within two years after the Option grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (i) the fair market value of the Shares on the date of exercise, or (ii) the sale price of the Shares.

(ii) Notice of Disqualifying Dispositions. With respect to any Shares issued upon exercise of an Incentive Stock Option, if the Optionee sells or otherwise disposes of such Shares on or before the later of (i) the date two years after the Option grant date, or (ii) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee acknowledges and agrees that he or she may be subject to income and other employment tax withholding by the Company on the compensation income recognized by the Optionee from the early disposition by payment in cash or out of the current earnings paid to the Optionee.

(b) Nonstatutory Stock Option. If this Option does not qualify as an Incentive Stock Option, there may be a regular federal, state or local income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If the Optionee is an Employee, the Company will be required to withhold from the Optionee’s compensation or collect from the Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise. If Shares issued upon exercise of a Nonstatutory Stock Option are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

8. Effect of Agreement; Entire Agreement. The Optionee acknowledges receipt of a copy of the Plan and represents that the Optionee is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. The Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Plan Administrator regarding any questions relating to the Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail. The Option, including the Plan, constitutes the entire agreement between the Optionee and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

9. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the Parties shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(b) Enforcement of Rights. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the Parties. The failure by either Party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such Party.

(c) Severability. If one or more provisions of this Agreement are held to be unenforceable under Applicable Laws, the Parties agree to renegotiate such provision in good faith. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the Parties and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the Parties, and no ambiguity shall be construed in favor of or against any one of the Parties.

(e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such Party’s address or fax number as set forth below or as subsequently modified by written notice:

if to the Company to:

Cancer Genetics, Inc.

Meadows Office Complex

201 Route 17 North, 2nd Floor

Rutherford, New Jersey 07070

Attention: President

with a copy to:

Lavelle & Finn, LLP

29 British American Blvd.

Latham, New York 12110

Attention: Keith M. Goldstein, Esq.

if to the Optionee to:

[                    ]

(f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, each Party has executed, or caused to be executed by a duly authorized individual, this Agreement as of the date first set forth above.

CANCER GENETICS, INC.

By:
	Name:	[ ]
	Title:	[ ]

OPTIONEE

[ ]